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                     [LETTERHEAD OF THE COOPER COOMPANIES]

 NEWS RELEASE
          CONTACT:

          Norris Battin
          The Cooper Companies, Inc.
          ir@coopercompanies.com
          ----------------------
          FOR IMMEDIATE RELEASE


               COOPER COMPANIES' UNIT ACQUIRES SURx PRODUCT LINES
               --------------------------------------------------

                  FOR TREATMENT OF FEMALE URINARY INCONTINENCE
                  --------------------------------------------

LAKE FOREST, Calif., December 2, 2003. - The Cooper Companies, Inc. (NYSE:COO) announced today that CooperSurgical, its women's healthcare unit, has purchased from privately held SURx, Inc., the assets and associated worldwide license rights for the Laparoscopic (LP) and Transvaginal (TV) product lines of its Radio Frequency Bladder Neck Suspension technology, which uses radio frequency based thermal energy instead of implants to restore continence.

CooperSurgical paid $2.95 million for this part of SURx' technology. The SURx System, consisting of the LP and TV products, received U.S. Food and Drug Administration marketing clearance in 2002. Because of continuing product launch expenses, Cooper expects that the acquisition of the SURx System will dilute earnings per share by 3 cents during fiscal 2004, be neutral to EPS in 2005 and accretive thereafter. Cooper's earnings per share guidance for 2004, however, remains unchanged at $2.46 to $2.51 assuming a 23% effective tax rate.

CooperSurgical expects that the SURx System will generate revenue in the range of $10 million to $15 million annually within three years. 2003 revenue is projected at about $800 thousand.

RF Bladder Neck Suspension is a minimally invasive procedure used to treat genuine stress incontinence (GSI). Using low power, bipolar radio frequency (RF) energy, the procedure shrinks tissue in the pelvic floor to lift the urethra and bladder neck to a more normal anatomical position. This procedure can be performed using either a laparoscopic or a transvaginal approach.

The SURx System consists of a small, lightweight 15 watt SURx Radio Frequency Generator that delivers RF energy to a single use handheld applicator specially designed for each surgical approach.




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Commenting on the acquisition, Cooper's chief executive officer A. Thomas Bender said, "The incontinence market is an important segment of women's healthcare. More than 16 million women in the United States suffer from stress incontinence, about two-thirds of them under the age of 50. The SURx Products complement our existing LuMax line of incontinence diagnostic equipment with a novel therapeutic approach. We will continue to search for other opportunities to support this important area of the Ob/Gyn's practice."

Genuine stress incontinence is a medical condition that results in urine leakage during normal activities such as laughing, walking, sneezing or lifting. It is caused by a failure of the continence mechanism, the interaction of muscles and tissues near the bladder that work together to support the urethra during a sudden increase in pressure (stress) in the abdomen. Women with GSI have stretched tissues caused by pregnancy, childbirth, athletic or physical activity, menopause, surgery or obesity. These stretched tissues cause the bladder and urethra to slightly drop and upset the timing of the continence mechanism.

The SURx Radio Frequency Bladder Neck Suspension System uses precisely controlled, low power radio frequency energy to heat and shrink stretched tissue near the bladder and urethra to restore the continence mechanism. No artificial implants or materials such as surgical mesh, cadaver tissue, bone screws or staples remain in the body.

The SURx System is used in a minimally invasive, outpatient setting. The patient generally goes home in 2-4 hours following the procedure, and does not require a urethral catheter when discharged. Traditional surgical procedures often require a two-to-three-day hospital stay and several weeks of recovery. These restore continence by using pieces of cadaver material or artificial mesh that has been anchored into the pelvic bone or ligaments using surgical staples or bone anchors. The SURx System restores a patient's natural continence mechanism but does not use any artificial injectable or implantable materials or indwelling devices.

Further background on GSR and clinical reports on the Radio Frequency Bladder Neck Suspension System can be found on the SURx Website www.surx.com.

Forward Looking Statements
--------------------------

This news release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. These include statements about our capital resources, performance and results of operations. In addition, all statements regarding anticipated growth in our revenue, anticipated market conditions and results of operations are forward-looking. To identify these statements look for words like "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

Events, among others, that could cause actual results and future actions to differ materially from those described in forward-looking statements include major changes in business conditions, a major disruption in the operations of our manufacturing facilities, new competitors or technologies, significant delays in new





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product introductions, the impact of an undetected virus on our computer systems, acquisition integration delays or costs, increases in interest rates, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, worldwide regulatory issues, including product recalls and the effect of healthcare reform legislation, cost of complying with new corporate governance regulatory requirements, changes in tax laws or their interpretation, changes in geographic profit mix effecting tax rates, significant environmental cleanup costs above those already accrued, litigation costs including any related settlements or judgments, cost of business divestitures, the requirement to provide for a significant liability or to write off a significant asset, including impaired goodwill, changes in accounting principles or estimates, including the potential cost of expensing stock options, and other events described in our Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 2002. We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

Corporate Information
---------------------

The Cooper Companies, Inc. manufactures and markets specialty healthcare products through its CooperSurgical and CooperVision units. Its corporate offices are in Lake Forest and Pleasanton, Calif. Its World Wide Web address is www.coopercos.com. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data.

CooperSurgical supplies diagnostic products, surgical instruments and accessories to the women's healthcare market. With headquarters and manufacturing facilities in Trumbull, Conn., it also manufactures in Bedminster, N.J., Cranford, N.J., Fort Atkinson, Wis., Malmo, Sweden, Montreal and Berlin. Its World Wide Web address is www.coopersurgical.com.

CooperVision markets a broad range of contact lenses. Headquartered in Lake Forest, Calif., it manufactures in Huntington Beach, Calif., Rochester, N.Y., Norfolk, Va., Adelaide, Australia, Farnborough and Hamble, England, Madrid, Spain and Toronto. Its Web address is www.coopervision.com.
                                      --------------------

SURx'r' and LuMax'TM' are trademarks of the Cooper Companies, Inc and are italicized in this news release.


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